EXHIBIT 5.1
                                   -----------


                                              February 18, 1998


MNI Newco, Inc.
2100 Q Street
Sacramento, CA 95816


         Re:      Registration Statement on Form S-4


Ladies and Gentlemen:

         We are acting as counsel for MNI Newco, Inc., a Delaware corporation and newly formed holding company ("New McClatchy"), in connection with the filing by New McClatchy with the Securities and Exchange Commission of a registration statement on Form S-4 (File No. 333-42903) (the "Registration Statement"), relating to the proposed reorganization of McClatchy Newspapers, Inc. ("McClatchy"), whereby McClatchy will be merged into MNI Mergerco, Inc., a Delaware corporation and wholly owned subsidiary of New McClatchy, and Cowles Media Company, a Delaware corporation ("Cowles"), will be merged into CMC Mergerco, Inc., a Delaware corporation and wholly owned subsidiary of New McClatchy. Pursuant to the Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of February 13, 1998 (the "Reorganization Agreement"), each outstanding share of McClatchy Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share, will be converted into shares of New McClatchy Class A Common Stock, par value $0.01 per share, and New McClatchy Class B Common Stock, par value $0.01 per share, respectively, on the terms and subject to the conditions set forth in the Reorganization Agreement. Further, each outstanding share of Cowles Common Stock will be converted into $90.50 in cash, shares of New McClatchy Class A Common Stock or a combination of cash and New McClatchy Class A Common Stock, on the terms and subject to the conditions set forth in the Reorganization Agreement.

         We are of the opinion that the shares of New McClatchy Class A and Class B Common Stock, when issued in the manner and on the terms described in the Registration Statement and the Reorganization Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         We are members of the Bar of the State of California and the foregoing opinion is limited to the laws of the State of California, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

MNI Newco, Inc.
February 18, 1998
Page 2


         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Proxy Statement/Prospectus included therein.

                                       Very truly yours,


                                       /s/ Pillsbury Madison & Sutro LLP

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